Exhibit 99.1

WINTER HAVEN, FL – January 27, 2021 – SouthState Corporation (NASDAQ: SSB) today released its unaudited results of operations and other financial information for the three-month and twelve-month period ended December 31, 2020.

The Company reported consolidated net income of $1.21 per diluted common share for the three months ended December 31, 2020, compared to $1.34 per diluted common share for the three months ended September 30, 2020, and compared to $1.45 per diluted common share one year ago. During the fourth quarter of 2020, the Company incurred $38.8 million in swap termination expense (pre-tax) and $19.8 million in merger-related and branch closure expense (pre-tax). These charges were partially offset by an income tax benefit of $31.5 million related to the ability to carryback tax losses under the CARES Act.

Adjusted net income (non-GAAP) totaled $1.44 per diluted share for the three months ended December 31, 2020, compared to $1.58 per diluted share, in the third quarter of 2020, and compared to $1.48 per diluted share one year ago. Adjusted net income in the fourth quarter of 2020 excludes $16.3 million of merger-related and branch closure costs (after-tax), $31.8 million in swap termination expense (after-tax), and $31.5 million of income tax benefit referenced above. In the third quarter of 2020, adjusted net income excludes $17.4 million in merger-related costs (after-tax).

Highlights of the fourth quarter of 2020 include:

Returns

●	Reported & adjusted diluted Earnings per Share (“EPS”) of $1.21 and $1.44 (Non-GAAP), respectively.
●	Reported & adjusted Return on Average Tangible Common Equity of 13.1% (Non-GAAP) and 15.4% (Non-GAAP), respectively.
●	Pre-Provision Net Revenue (“PPNR”) of $144 million, or 1.50% PPNR ROAA (Non-GAAP).
●	Book value per share of $65.49 increased by $1.15 per share compared to the prior quarter.
●	Tangible book value (“TBV”) per share of $41.16, up $1.33 from prior quarter (Non-GAAP).

Performance

●	Net interest margin (“NIM”, tax equivalent) of 3.14% down 8 basis points from prior quarter.
●	Recognized $12.7 million in loan accretion compared to $22.4 million in the prior quarter.

●	Recognized $16.6 million in PPP net deferred loan fees compared to $8.5 million in the prior quarter.
●	Total deposit cost of 0.17% down 3 basis points from prior quarter.
●	Noninterest income of $98 million.
o	Mortgage revenue declined $22.9 million compared to the prior quarter, caused by fair value accounting on lower mortgage pipeline and loans held for sale.
o	Production and cash gain on sale margins remained strong.

Balance Sheet / Credit

●	Loans declined by $573.7 million, or 9.0% annualized, centered in $418.3 million in Paycheck Protection Program (“PPP”) loan reductions.
●	Loans, excluding PPP loans, decreased $155.4 million, or 2.7% annualized, including a $203 million decline in residential mortgage loans.
●	Total deposits increased $723.9 million with core deposit growth totaling $826.1 million, or 12.6% annualized.
●	Net charge-offs of $816,000, or 0.01% annualized, bringing the full year net charge-offs to $2.8 million, or 0.01% annualized.
●	Loan deferrals totaled $255.2 million, or 1.12% of the total loan portfolio, excluding PPP loans and held for sale loans as of December 31, 2020.

Other Events

●	Consolidated 20 branch locations in the fourth quarter with 4 scheduled to be consolidated in the first quarter of 2021.
●	Paid off $700.0 million in FHLB advances in early December.
●	Recognized income tax benefit of $31.5 million related to the ability to carryback tax losses from CARES Act.
●	Declared a cash dividend on common stock of $0.47 per share, payable on February 19, 2021 to shareholders of record as of February 12, 2021.
●	On January 27, 2021, the Board approved the authorization of a new 3.5 million share Company stock repurchase plan which expires in two years.

“We are pleased to close 2020 with another solid quarter”, said John C. Corbett, Chief Executive Officer. “Our diverse revenue streams continue to help offset the pressures of the historically low interest rate environment, and our longstanding strategic focus on soundness as a core value continues to help us report good credit quality metrics. We look forward to 2021 and our system conversion in the second quarter.”

“A year to the day after announcing our merger of equals, I am pleased to see the results of our partnership continue to pay off for our shareholders,” said Robert R. Hill, Jr., Executive Chairman. “We have achieved solid results in Soundness, Profitability and Growth this year. I could not be more pleased with our merger and how SouthState is positioned for the future.”

Fourth Quarter 2020 Financial Performance

	Three Months Ended					Twelve Months Ended
(Dollars in thousands, except per share data)	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
INCOME STATEMENT	2020	2020	2020	2020	2019	2020	2019
Interest income
Loans, including fees (6)	$269,632	$280,825	$167,707	$133,034	$132,615	$851,198	$534,790
Investment securities, federal funds sold and securities
purchased under agreements to resell	16,738	14,469	12,857	14,766	14,839	58,830	56,037
Total interest income	286,370	295,294	180,564	147,800	147,454	910,028	590,827
Interest expense
Deposits	13,227	15,154	12,624	14,437	15,227	55,442	65,920
Federal funds purchased, securities sold under agreements
to repurchase, and other borrowings	7,596	9,792	5,383	5,350	5,771	28,121	20,632
Total interest expense	20,823	24,946	18,007	19,787	20,998	83,563	86,552
Net interest income	265,547	270,348	162,557	128,013	126,456	826,465	504,275
Provision for credit losses ("PCL")	18,185	29,797	151,474	36,533	3,557	235,989	12,777
Net interest income after provision for credit losses	247,362	240,551	11,083	91,480	122,899	590,476	491,498
Noninterest income	97,871	114,790	54,347	44,132	36,307	311,140	143,565
Noninterest expense
Pre-tax operating expense	219,719	215,225	134,634	103,118	99,134	672,696	390,426
Merger and/or branch consolid. expense	19,836	21,662	40,279	4,129	1,494	85,906	4,552
SWAP termination expense	38,787	--	--	--	--	38,787	--
Federal Home Loan Bank advances prepayment fee	56	--	199	--	--	255	134
Pension plan termination expense	--	--	--	--	--	--	9,526
Total noninterest expense	278,398	236,887	175,112	107,247	100,628	797,644	404,638
Income (loss) before provision for income taxes	66,835	118,454	(109,682)	28,365	58,578	103,972	230,425
Income taxes (benefit) provision	(19,401)	23,233	(24,747)	4,255	9,487	(16,660)	43,942
Net income (loss)	$86,236	$95,221	$(84,935)	$24,110	$49,091	$120,632	$186,483

Adjusted net income (non-GAAP) (3)
Net income (loss) (GAAP)	$86,236	$95,221	$(84,935)	$24,110	$49,091	$120,632	$186,483
Securities gains, net of tax	(29)	(12)	--	--	(20)	(41)	(2,173)
Income taxes benefit - carryback tax loss	(31,468)	--	--	--	--	(31,468)	--
FHLB prepayment penalty, net of tax	46	--	154	--	--	200	107
Pension plan termination expense, net of tax	--	--	--	--	--	--	7,641
SWAP termination expense, net of tax	31,784	--	--	--	--	31,784
Initial provision for credit losses - NonPCD loans and UFC	--	--	92,212	--	--	92,212	--
Merger and/or branch consolid. expense	16,255	17,413	31,191	3,510	1,252	68,369	3,701
Adjusted net income (non-GAAP)	$102,824	$112,622	$38,622	$27,620	$50,323	$281,688	$195,759

Basic earnings (loss) per common share	$1.22	$1.34	$(1.96)	$0.72	$1.46	$2.20	$5.40
Diluted earnings (loss) per common share	$1.21	$1.34	$(1.96)	$0.71	$1.45	$2.19	$5.36
Adjusted net income per common share - Basic (non-GAAP) (3)	$1.45	$1.59	$0.89	$0.82	$1.49	$5.14	$5.36
Adjusted net income per common share - Diluted (non-GAAP) (3)	$1.44	$1.58	$0.89	$0.82	$1.48	$5.12	$5.66
Dividends per common share	$0.47	$0.47	$0.47	$0.47	$0.46	$1.88	$5.63
Basic weighted-average common shares outstanding	70,941,200	70,905,027	43,317,736	33,566,051	33,677,851	54,755,518	34,560,544
Diluted weighted-average common shares outstanding	71,294,864	71,075,866	43,317,736	33,804,908	33,964,216	55,062,748	34,797,444
Adjusted diluted weighted-average common shares outstanding *	71,294,864	71,075,866	43,606,333	33,804,908	33,964,216	55,062,748	34,797,444
Effective tax rate	(29.03)%	19.61%	22.56%	15.00%	16.20%	(16.02)%	19.07%
Adjusted effective tax rate	18.05%	19.61%	22.56%	15.00%	16.20%	14.24%	19.07%

*	Adjusted diluted weighted average common shares was calculated with the result of adjusted net income (non-GAAP).

As compared with 3Q 2020:

●	Income taxes declined by $42.6 million due primarily to the recognition of a one-time benefit of $31.5 million related to the ability to carryback tax losses under the CARES Act, and lower income tax provision totaling $11.2 million on lower pretax income of $51.6 million.
●	For further discussion, please refer to the sections below titled “Net Interest Income and Margin”, “Non-interest Income and Expense”, and “Current Expected Credit Losses (“CECL”)”.

Performance and Capital Ratios

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
PERFORMANCE RATIOS	2020	2020	2020	2020	2019	2020	2019
Return on average assets (annualized)	0.90%	1.00%	(1.49)%	0.60%	1.23%	0.42%	1.21%
Adjusted return on average assets (annualized) (non-GAAP) (3)	1.08%	1.18%	0.68%	0.69%	1.26%	0.98%	1.27%
Return on average equity (annualized)	7.45%	8.31%	(11.78)%	4.15%	8.26%	3.35%	7.89%
Adjusted return on average equity (annualized) (non-GAAP) (3)	8.88%	9.83%	5.36%	4.75%	8.47%	7.81%	8.28%
Return on average tangible common equity (annualized) (non-GAAP) (5)	13.05%	14.66%	(19.71)%	8.35%	15.79%	6.67%	15.11%
Adjusted return on average tangible common equity (annualized) (non-GAAP) (3) (5)	15.35%	17.14%	10.23%	9.45%	16.17%	14.14%	15.82%
Efficiency ratio (tax equivalent)	76.26%	61.39%	80.52%	62.11%	61.64%	69.84%	62.52%
Adjusted efficiency ratio (non-GAAP) (7)	60.19%	55.78%	61.91%	59.72%	60.73%	58.90%	61.80%
Dividend payout ratio (2)	38.67%	35.01%	N/A	65.70%	31.62%	81.45%	30.94%
Book value per common share	$65.49	$64.34	$63.35	$69.40	$70.32
Tangible common equity per common share (non-GAAP) (5)	$41.16	$39.83	$38.33	$38.01	$39.13

CAPITAL RATIOS
Equity-to-assets	12.30%	12.07%	11.91%	13.95%	14.90%
Tangible equity-to-tangible assets (non-GAAP) (5)	8.10%	7.83%	7.56%	8.15%	8.88%
Tier 1 common equity (4) *	11.8%	11.5%	10.7%	11.0%	11.3%
Tier 1 leverage (4) *	8.3%	8.1%	13.3%	9.5%	9.7%
Tier 1 risk-based capital (4) *	11.8%	11.5%	10.7%	12.0%	12.3%
Total risk-based capital (4) *	14.2%	13.9%	12.9%	12.7%	12.8%

OTHER DATA
Number of branches	285	305	305	155	155
Number of employees (full-time equivalent basis)	5,184	5,266	5,369	2,583	2,547

*The regulatory capital ratios presented above include the assumption of the transitional method relative to the CAREs Act in relief of COVID-19 pandemic on the economy and financial institutions in the United States. The referenced relief allows a total five-year “phase in” of the CECL impact on capital and relief over the next two years for the impact on the allowance for credit losses resulting from COVID-19.

Balance Sheet and Capital

(dollars in thousands, except per share and share data)	Ending Balance
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
BALANCE SHEET	2020	2020	2020	2020	2019
Assets
Cash and cash equivalents	$4,609,255	$4,471,639	$4,363,708	$1,262,836	$688,704
Investment securities:
Securities held to maturity	955,542	-	-	-	-
Securities available for sale, at fair value	3,330,672	3,561,929	3,137,718	1,971,195	1,956,047
Trading securities	10,674	-	494	-	-
Other investments	160,443	185,199	133,430	62,994	49,124
Total investment securities	4,457,331	3,747,128	3,271,642	2,034,189	2,005,171
Loans held for sale	290,467	456,141	603,275	71,719	59,363
Loans:
Acquired - PCD	2,915,809	3,143,761	3,323,754	311,271	356,782
Acquired - NonPCD	9,458,869	10,557,968	11,577,833	1,632,700	1,760,427
Non-acquired	12,289,456	11,536,086	10,597,560	9,562,919	9,252,831
Less allowance for credit losses	(457,309)	(440,159)	(434,608)	(144,785)	(56,927)
Loans, net	24,206,825	24,797,656	25,064,539	11,362,105	11,313,113
Bank property held for sale	36,006	24,504	25,541	5,412	5,425
Other real estate owned ("OREO")	11,914	13,480	18,016	7,432	6,539
Premises and equipment, net	579,239	626,259	627,943	312,151	317,321
Bank owned life insurance	559,368	556,475	556,807	233,849	234,567
Deferred tax asset	63,222	107,500	107,532	46,365	31,316
Mortgage servicing rights	43,820	34,578	25,441	26,365	30,525
Core deposit and other intangibles	162,592	171,637	170,911	46,809	49,816
Goodwill	1,563,942	1,566,524	1,603,383	1,002,900	1,002,900
Other assets	1,205,892	1,245,845	1,286,618	230,779	176,332
Total assets	$37,789,873	$37,819,366	$37,725,356	$16,642,911	$15,921,092

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-bearing	$9,711,338	$9,681,095	$9,915,700	$3,367,422	$3,245,306
Interest-bearing	20,982,544	20,288,859	20,041,585	8,977,125	8,931,790
Total deposits	30,693,882	29,969,954	29,957,285	12,344,547	12,177,096
Federal funds purchased and securities
sold under agreements to repurchase	779,666	706,723	720,479	325,723	298,741
Other borrowings	390,179	1,089,637	1,089,279	1,316,100	815,936
Reserve for unfunded commitments	43,380	43,161	21,051	8,555	335
Other liabilities	1,234,886	1,446,478	1,445,411	326,943	255,971
Total liabilities	33,141,993	33,255,953	33,233,506	14,321,868	13,548,079

Shareholders’ equity:
Preferred stock - $.01 par value; authorized 10,000,000 shares	--	--	--	--	--
Common stock - $2.50 par value; authorized 160,000,000 shares	177,434	177,321	177,268	83,611	84,361
Surplus	3,765,406	3,764,482	3,759,166	1,584,322	1,607,740
Retained earnings	657,451	604,564	542,677	643,345	679,895
Accumulated other comprehensive income	47,589	17,046	12,739	9,765	1,017
Total shareholders’ equity	4,647,880	4,563,413	4,491,850	2,321,043	2,373,013
Total liabilities and shareholders’ equity	$37,789,873	$37,819,366	$37,725,356	$16,642,911	$15,921,092

Common shares issued and outstanding	70,973,477	70,928,304	70,907,119	33,444,236	33,744,385

Net Interest Income and Margin

	Three Months Ended
	December 31, 2020			September 30, 2020			December 31, 2019
(Dollars in thousands)	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
YIELD ANALYSIS	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-Earning Assets:
Federal funds sold, reverse repo, and time deposits	$4,509,137	$1,098	0.10%	$4,406,376	$1,215	0.11%	$573,957	$2,337	1.62%
Investment securities	4,070,218	15,641	1.53%	3,227,988	13,254	1.63%	1,889,311	12,502	2.63%
Loans held for sale	382,115	2,328	2.42%	556,670	4,151	2.97%	73,541	664	3.58%
Total loans, excluding PPP	22,701,841	245,273	4.30%	23,021,395	260,527	4.50%	11,297,402	131,951	4.63%
Total PPP loans	2,189,696	22,031	4.00%	2,291,238	16,147	2.80%
Total loans	24,891,536	267,304	4.27%	25,312,632	276,674	4.35%	11,297,401	131,951	4.63%
Total interest-earning assets	33,853,006	286,371	3.37%	33,503,666	295,294	3.51%	13,834,210	147,454	4.23%
Noninterest-earning assets	4,174,105			4,361,551			2,024,648
Total Assets	$38,027,111			$37,865,217			$15,858,858

Interest-Bearing Liabilities:
Transaction and money market accounts	$14,038,057	$6,675	0.19%	$13,671,430	$7,853	0.23%	$5,768,724	$8,010	0.55%
Savings deposits	2,667,211	505	0.08%	2,570,500	584	0.09%	1,313,991	769	0.23%
Certificates and other time deposits	3,805,708	6,047	0.63%	4,007,542	6,717	0.67%	1,684,633	6,448	1.52%
Federal funds purchased and repurchase agreements	754,457	435	0.23%	710,369	509	0.29%	290,287	590	0.81%
Other borrowings	876,781	7,161	3.25%	1,089,399	9,283	3.39%	815,847	5,181	2.52%
Total interest-bearing liabilities	22,142,214	20,823	0.37%	22,049,240	24,946	0.45%	9,873,482	20,998	0.84%
Noninterest-bearing liabilities	11,277,541			11,259,916			3,628,741
Shareholders’ equity	4,607,356			4,556,061			2,356,636
Total Non-IBL and shareholders’ equity	15,884,897			15,815,977			5,985,377
Total liabilities and shareholders’ equity	$38,027,111			$37,865,217			$15,858,859
Net interest income and margin (NON-TAX EQUIV.)		$265,548	3.12%		$270,348	3.21%		$126,456	3.63%
Net interest margin (TAX EQUIVALENT)			3.14%			3.22%			3.64%
Total Deposit Cost of Funds			0.17%			0.20%			0.50%
Overall Cost of Funds (including demand deposits)			0.26%			0.31%			0.63%

Total Accretion on acquired loans (6)		$12,686			$22,445			$7,416
TEFRA (included in NIM, tax equivalent)		$1,663			$734			$521

The remaining loan discount on acquired loans which will be accreted into loan interest income totals $97.7 million and the remaining net deferred fees on PPP loans totals $36.7 million as of December 31, 2020.

Noninterest Income and Expense

	Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(Dollars in thousands)	2020	2020	2020	2020	2019	2020	2019
Noninterest income:
Fees on deposit accounts	$25,153	$24,346	$16,679	$18,141	$19,161	$84,319	$75,435
Mortgage banking income	25,162	48,022	18,371	14,647	3,757	106,202	17,564
Trust and investment services income	7,506	7,404	7,138	7,389	6,935	29,437	29,244
Securities gains, net	35	15	--	--	24	50	2,711
Correspondent banking and capital market income	27,751	26,432	10,067	493	1,357	64,743	2,892
Bank owned life insurance income	3,341	4,127	1,381	2,530	1,361	11,379	6,005
Recoveries of fully charged off acquired loans	–	--	--	--	2,232	--	6,847
Other	8,923	4,444	711	932	1,480	15,010	2,867
Total noninterest income	$97,871	$114,790	$54,347	$44,132	$36,307	$311,140	$143,565

Noninterest expense:
Salaries and employee benefits	$138,982	$134,919	$81,720	$60,978	$58,218	$416,599	$234,747
Pension plan termination expense	-	-	-	-	--	-	9,526
SWAP termination expense	38,787	-	-	-	--	38,787	--
Occupancy expense	23,496	23,845	15,959	12,287	12,113	75,587	47,457
Information services expense	19,527	18,855	12,155	9,306	8,919	59,843	35,477
FHLB prepayment penalty	56	--	199	--	--	255	134
OREO expense and loan related	728	1,146	1,107	587	1,013	3,568	3,242
Business development and staff related	3,835	2,599	1,447	2,244	2,905	10,125	9,382
Amortization of intangibles	9,760	9,560	4,665	3,007	3,267	26,992	13,084
Professional fees	4,306	4,385	2,848	2,494	2,862	14,033	10,325
Supplies, printing and postage expense	2,809	2,755	1,610	1,505	1,464	8,679	5,881
FDIC assessment and other regulatory charges	3,403	2,849	2,403	2,058	1,327	10,713	4,545
Advertising and marketing	1,544	1,203	531	814	1,491	4,092	4,309
Other operating expenses	11,329	13,109	10,189	7,838	5,555	42,465	21,977
Branch consolid. or merger / convers related exp.	19,836	21,662	40,279	4,129	1,494	85,906	4,552
Merger and branding related expense	--	--	--	--	--	-	--
Total noninterest expense	$278,398	$236,887	$175,112	$107,247	$100,628	$797,644	$404,638

As compared with 3Q 2020:

●	Noninterest income declined by $16.9 million due to lower mortgage banking income of $22.9 million, primarily caused by fair value accounting on lower balances in the mortgage pipeline and loans held for sale.
●	This decline was partially offset by higher correspondent banking and capital markets income, fees on deposit accounts, and other income.
●	Noninterest expense increased by $41.5 million due primarily to $38.8 million swap termination cost. This was incurred on three cash flow hedges, which were terminated in early December.
●	Salaries and employee benefits were higher by $4.1 million due primarily to payroll taxes and additional incentives.
●	Merger-related and branch consolidation cost declined by $1.8 million.

Loans and Deposits

The following table presents a summary of the loan portfolio by type (dollars in thousands):

	Ending Balance
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
LOAN PORTFOLIO	2020	2020	2020	2020	2019

Construction and land development	$1,899,066	$1,840,111	$1,999,062	$1,105,308	$1,016,692
Commercial non-owner occupied real estate	5,931,323	5,936,372	6,021,317	2,371,371	2,322,590
Commercial owner occupied real estate	4,842,092	4,846,020	4,762,520	2,177,738	2,158,701
Consumer owner occupied real estate	4,108,042	4,311,186	4,421,247	2,665,405	2,704,405
Home equity loans	1,336,689	1,347,798	1,378,406	758,482	758,020
Commercial and industrial	3,113,685	3,067,399	3,005,030	1,418,421	1,386,303
Other income producing property	587,448	629,497	650,237	327,696	346,554
Consumer non real estate	894,334	900,171	916,623	674,791	662,883
Other	17,993	7,540	8,372	7,678	13,892
Subtotal	22,730,672	22,886,094	23,162,814	11,506,890	11,370,040
PPP loans	1,933,462	2,351,721	2,336,333	-	-
Total loans	$24,664,134	$25,237,815	$25,499,147	$11,506,890	$11,370,040

The following table presents a summary of the deposit types (dollars in thousands):

	Ending Balance
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
DEPOSITS	2020	2020	2020	2020	2019

Type
Demand deposits	$9,711,338	$9,681,095	$9,915,700	$3,367,422	$3,245,306
Interest bearing deposits	6,955,575	6,414,905	6,192,915	2,963,679	2,989,467
Savings	2,694,010	2,618,877	2,503,514	1,337,730	1,309,896
Money market	7,584,353	7,404,299	7,196,456	3,029,769	2,977,029
Time deposits	3,748,605	3,850,778	4,148,700	1,645,947	1,655,398

Total deposits	$30,693,881	$29,969,954	$29,957,285	$12,344,547	$12,177,096

Core deposits (excludes CDs)	26,945,276	26,119,176	25,808,585	10,698,600	10,521,698

Asset Quality

	Ending Balance
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2020	2020	2020	2020	2019
NONPERFORMING ASSETS:
Non-acquired
Non-acquired nonperforming loans	$29,171	$22,463	$22,883	$23,912	$22,816
Non-acquired OREO and other nonperforming assets	688	825	1,689	941	1,011
Total non-acquired nonperforming assets	29,859	23,288	24,572	24,853	23,827
Acquired
Acquired nonperforming loans (2019 periods acquired non-credit impaired loans only) *	77,668	89,974	100,399	32,791	11,114
Acquired OREO and other nonperforming assets	11,568	12,904	16,987	6,802	5,848
Total acquired nonperforming assets	89,236	102,878	117,386	39,593	16,962
Total nonperforming assets *	$119,095	$126,166	$141,958	$64,446	$40,789

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2020	2020	2020	2020	2019
ASSET QUALITY RATIOS:
Allowance for non-acquired loan losses as a percentage of non-acquired loans (1)	N/A	N/A	N/A	N/A	0.62%
Allowance for credit losses as a percentage of loans	1.85%	1.74%	1.70%	1.26%	N/A
Allowance for credit losses as a percentage of loans, excluding PPP loans	2.01%	1.92%	1.88%	N/A	N/A
Allowance for non-acquired loan losses as a percentage of non-acquired nonperforming loans	N/A	N/A	N/A	N/A	249.50%
Allowance for credit losses as a percentage of nonperforming loans *	428.04%	391.47%	352.53%	255.34%	N/A
Net charge-offs on non-acquired loans as a percentage of average (annualized) (1)	N/A	N/A	N/A	N/A	0.06%
Net charge-offs as a percentage of average loans (annualized)	0.01%	0.01%	0.00%	0.05%	N/A
Net charge-offs on acquired loans as a percentage of average acquired loans (annualized) (1)	N/A	N/A	N/A	N/A	(0.01%
Total nonperforming assets as a percentage of total assets *	0.32%	0.33%	0.38%	0.39%	0.26%
Nonperforming loans as a percentage of period end loans *	0.43%	0.45%	0.48%	0.49%	0.30%

*Total nonperforming assets now include nonaccrual loans that are purchase credit deteriorated (“PCD loans”). Prior to January 1, 2020, these loans, which were called acquired credit impaired (“ACI”) loans, were excluded from nonperforming assets. The adoption of CECL resulted in the discontinuation of the pool-level accounting for ACI loans and replaced it with loan-level evaluation for PCD nonaccrual status. The Company’s nonperforming loans increased by $21.0 million in the first quarter of 2020 from these loans. The Company has not assumed or taken on any additional risk relative to these assets. With the merger with CSFL on June 7, 2020, the amount of acquired nonaccruals loans increased by approximately $69.9 million during the second quarter of 2020.

As compared with 3Q 2020:

●	Total OREO decreased by $1.6 million to $11.9 million.
●	Net charge-offs totaled $816,000, or 0.01% annualized, as a percentage of average loans, compared to $594,000, or 0.01% annualized.
●	Total allowance for credit losses (“ACL”) was $457.3 million, or 1.85% of period end loans compared to $440.2 million, or 1.74%.
●	ACL for unfunded commitments was $43.4 million, or 0.93% of the unfunded commitments (off balance sheet) compared to $43.2 million, or 0.94%.
●	The provision for credit losses declined $11.6 million.
●	Total nonperforming assets decreased $7.1 million to $119.1 million, representing 0.32% of total assets, a decline of 1 basis point. The decrease was $5.6 million in nonperforming loans and $1.5 million in other nonperforming assets.

Current Expected Credit Losses (“CECL”)

Effective January 1, 2020, the Company adopted ASU 2016-13 (“CECL”), which affects the allowance for credit losses and the liability for unfunded commitments (“UFC”). Below is a table showing the roll forward of the ACL and UFC for the fourth quarter of 2020:

	Allowance for Credit Losses ("ACL & UFC")
	NonPCD ACL	PCD ACL	Total	UFC
Ending balance 9/30/2020	$286,506	$153,653	$440,159	$43,161
Charge offs	(2,031)	(2,031)
Acquired charge offs	(203)	(2,072)	(2,275)
Recoveries	939	939
Acquired recoveries	1,086	1,465	2,551
Provision for credit losses	29,173	(11,207)	17,966	219
Ending balance 12/31/2020	$315,470	$141,839	$457,309	$43,380

Period end loans (includes PPP Loans)	$21,748,325	$2,915,809	$24,664,134	N/A
Reserve to Loans (includes PPP Loans)	1.45%	4.86%	1.85%	N/A
Period end loans (excludes PPP Loans)	$19,814,863	$2,915,809	$22,730,672	N/A
Reserve to Loans (excludes PPP Loans)	1.59%	4.86%	2.01%	N/A
Unfunded commitments (off balance sheet) *				$4,670,868
Reserve to unfunded commitments (off balance sheet)				0.93%

*	Unfunded commitments excludes unconditionally cancelable commitments and letters of credit.
●	Net charge offs of NonPCD loans totaled $209,000 for the quarter and for PCD loans totaled $607,000.
●	The provision for credit losses recorded during the fourth quarter reflects an $11.2 million decline in the ACL related to PCD loans primarily from $226 million in loan payments.
●	The provision for credit losses recorded during the fourth quarter reflects a $29.2 million increase in the ACL related to NonPCD loans primarily from the blending of two forecasted economic scenarios. The use of two forecast scenarios allowed for the consideration of the uncertainty around the rising cases of the COVID19 pandemic and resultant additional expected credit losses in the NonPCD loan portfolio.
●	The ACL for unfunded commitments totals $43.4 million, or 0.93% of the unfunded commitment balance compared to 0.94% at September 30, 2020.

Merger with CSFL

The merger with CSFL closed on June 7, 2020. The Company issued 37,271,069 shares using an exchange ratio of 0.3001. The total purchase price was $2.257 billion. The initial (preliminary) allocation of the purchase price to the fair value of assets and liabilities acquired was completed as of June 30, 2020. Below is a table that reflects that initial allocation of the purchase price and additional measurement period adjustments recorded during the third and fourth quarter of 2020:

South State Corporation					Fair Value of
CenterState Bank Corporation			3Q 2020	4Q 2020	Net Assets
Merger Date of June 7, 2020		Initial	Measurement	Measurement	Acquired at
	As Recorded	Fair Value	Period	Period	Date of
(Dollars in thousands)	by CSFL	Adjustments	Adjustments	Adjustments	Acquisition

Assets
Cash and cash equivalents	$2,566,450	$--	$2,566,450
Investment securities	1,188,403	5,507	--	--	1,193,910
Loans held for sale	453,578	--	453,578
Loans	12,969,091	(48,342)	29,834	--	12,950,583
Premises and equipment	324,396	2,392	5,999	(2,490)	330,297
Intangible assets	1,294,211	(1,163,349)	10,000	--	140,862
Other real estate owned and repossessed assets	10,849	(791)	(49)	--	10,009
Bank owned life insurance	333,053	--	333,053
Deferred tax asset	54,122	(8,681)	(8,952)	750	37,239
Other assets	950,813	(604)	26	--	950,235
Total assets	$20,144,966	$(1,213,868)	$36,858	$(1,740)	$18,966,216

Liabilities
Deposits:
Noninterest-bearing	$5,291,443	$--	$--	$--	$5,291,443
Interest-bearing	10,312,370	19,702	--	--	10,332,072
Total deposits	15,603,813	19,702	--	--	15,623,515
Federal funds purchased and securities
sold under agreements to repurchase	401,546	--	--	--	401,546
Other borrowings	278,900	(7,401)	--	--	271,499
Other liabilities	977,725	(4,592)	--	857	973,990
Total liabilities	17,261,984	7,709	--	857	17,270,550
Net identifiable assets acquired over liabilities assumed	2,882,982	(1,221,577)	36,858	(2,597)	1,695,666
Goodwill	600,483	(36,858)	(2,583)	561,042
Net assets acquired over liabilities assumed	$2,882,982	$(621,094)	$--	$(5,180)	$2,256,708

Consideration:
South State Corporation common shares issued					37,271,069
Purchase price per share of the Company's common stock					$60.27
Company common stock issued and cash
exchanged for fractional shares					$2,246,401
Stock Option Conversion					2,900
Restricted Stock Conversion					7,407
Fair value of total consideration transferred					$2,256,708

The measurement period adjustments during the fourth quarter of 2020 related to the merger between the Company and CSFL include the following:

●	Goodwill was reduced by $2.6 million with the measurement period adjustments recorded in the fourth quarter of 2020, and resulted in total goodwill from the merger with CSFL of $561.0 million.
●	Adjusted the discount rate applied to the bank owned life insurance split dollar liability, which increased the liability, by $857,000.
●	Adjusted the fair value of certain premises where updated information was received, which totaled $2.5 million.
●	Adjusted deferred tax asset by $750,000 for these adjustments noted above.

●	The purchase price (consideration transferred) decreased by $5.2 million to $2.9 million for stock options assumed and converted in the merger. The stock options assumed reflect their intrinsic value based upon a Black Scholes valuation.

In addition, with respect to the merger and conversion:

●	Merger-related and branch closure cost incurred during the fourth quarter totaled $19.8 million, pre-tax; and included contract terminations, professional fees, branch closure cost, and severance and support incentives to personnel.
●	The merger integration, conversion, and cost savings identification process remains on schedule.

Conference Call

The Company will announce its fourth quarter 2020 earnings results in a news release after the market closes on January 27, 2021. At 10:00 a.m. Eastern Time on January 28, 2021, the Company will host a conference call to discuss its fourth quarter results. Callers wishing to participate may call toll-free by dialing 877-506-9272. The number for international participants is (412) 680-2004. The conference ID number is 10151303. Alternatively, individuals may listen to the live webcast of the presentation by visiting SouthStateBank.com. An audio replay of the live webcast is expected to be available by the evening of January 28, 2021 on the Investor Relations section of SouthStateBank.com.

South State Corporation is a financial services company headquartered in Winter Haven, Florida. South State Bank, N.A., the company’s nationally chartered bank subsidiary, provides consumer, commercial, mortgage and wealth management solutions to more than one million customers throughout Florida, Alabama, Georgia, the Carolinas and Virginia. The bank also serves clients coast to coast through its correspondent banking division. Additional information is available at SouthStateBank.com.

###

Non-GAAP Measures

Statements included in this press release include non-GAAP measures and should be read along with the accompanying tables that provide a reconciliation of non-GAAP measures to GAAP measures. Management believes that these non-GAAP measures provide additional useful information, which allows readers to evaluate the ongoing performance of the Company. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP.

Pre-provision net revenue (in thousands)	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020

Netincome (loss) (GAAP)	$86,236	$95,221	$(84,935)
PCL legacy SSB	18,185	29,797	31,259
PCL legacy CSB NonPCD and UFC - Day 1	—	—	119,079
PCL legacy CSB for June	—	—	1,136
Tax provision (benefit)	(19,401)	23,233	(24,747)
Merger-related costs	19,836	21,662	40,279
Securities gain	(35)	(15)	—
FHLB advance prepayment cost	56	—	199
Swap termination cost	38,787
CSB pre-merger PPNR	—	—	74,791

Pre-provision net revenue (PPNR) Non-GAAP	$143,664	$169,898	$157,061

SSB average asset balance (GAAP)	$38,027,111	$37,865,217	$22,898,925
CSB average asset balance pre-merger			14,604,081
Total average balance June 30, 2020 (Non-GAAP)			$37,503,006

ROAA PPNR	1.50%	1.79%	1.68%

	Three Months Ended					Twelve Months Ended
(Dollars in thousands, except per share data)	Dec. 31	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31	Dec. 31,
RECONCILIATION OF GAAP TO Non-GAAP	2020	2020	2020	2020	2019	2020	2019
Adjusted net income (non-GAAP) (3)
Net income (loss) (GAAP)	$86,236	$95,221	$(84,935)	$24,110	$49,091	$120,632	$186,483
Securities gains, net of tax	(29)	(12)	--	--	(20)	(41)	(2,173)
PCL - NonPCD loans & unfunded commitments	--	--	92,212	--	--	92,212	--
Pension plan termination expense, net of tax	--	--	--	--	--	--	7,641
Swap termination expense, net of tax	31,784					31,784
Provision (Benefit) for income taxes - carryback tax loss	(31,468)					(31,468)
FHLB prepayment penalty, net of tax	46	--	154	--	--	200	107
Merger and branch consolidation/acq. expense, net of tax	16,255	17,413	31,191	3,510	1,252	68,369	3,701
Adjusted net income (non-GAAP)	$102,824	$112,622	$38,622	$27,620	$50,323	$281,688	$195,759

Adjusted net income per common share - Basic (3)
Earnings (loss) per common share - Basic (GAAP)	$1.22	$1.34	$(1.96)	$0.72	$1.46	$2.20	5.40
Effect to adjust for securities gains	(0.00)	(0.00)	--	--	(0.01)	(0.00)	(0.06)
Effect to adjust for PCL - NonPCD loans & unfunded commitments	--	--	2.13	--	—	1.68	—
Effect to adjust for pension plan termination expense, net of tax	--	--	--	--	—	--	0.22
Effect to adjust for swap termination expense, net of tax	0.45					0.58
Effect to adjust for benefit for income taxes - carryback tax loss	(0.44)					(0.57)
Effect to adjust for FHLB prepayment penalty, net of tax	0.00	--	0.00	--	—	0.00	0.00
Effect to adjust for merger & branch consol./acq expenses, net of tax	0.23	0.25	0.72	0.10	0.04	1.25	0.11
Adjusted net income per common share - Basic (non-GAAP)	$1.45	$1.59	$0.89	$0.82	$1.49	$5.14	$5.66

Adjusted net income per common share - Diluted (3)
Earnings (loss) per common share - Diluted (GAAP)	$1.21	$1.34	$(1.96)	$0.71	$1.45	$2.19	$5.36
Effect to adjust for securities gains	(0.00)	(0.00)	--	--	(0.01)	(0.00)	(0.06)
Effect to adjust for swap termination expense, net of tax	0.45					0.58
Effect to adjust for benefit for income taxes - carryback tax loss	(0.44)					(0.57)
Effect to adjust for PCL - NonPCD loans & unfunded commitments	--	--	2.11	--	—	1.67	--
Effect to adjust for pension plan termination expense, net of tax	--	--	--	--	—	--	0.22
Effect to adjust for FHLB prepayment penalty, net of tax	--	--	0.00	--	—	0.00	0.00
Effect to adjust for merger & branch consol./acq expenses, net of tax	0.23	0.24	0.72	0.11	0.04	1.24	0.11
Effect of adjusted weighted ave shares due to adjusted net income	—	—	0.02	—	—
Adjusted net income per common share - Diluted (non-GAAP)	$1.44	$1.58	$0.89	$0.82	$1.48	$5.12	$5.63

Adjusted Return of Average Assets (3)
Return on average assets (GAAP)	0.90%	1.00%	-1.49%	0.60%	1.23%	0.42%	1.21%
Effect to adjust for swap termination expense	0.33%					0.12%
Effect to adjust for benefit for income taxes - carryback tax loss	-0.33%					-0.11%
Effect to adjust for securities gains	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	-0.01%
Effect to adjust for PCL - NonPCD loans & unfunded commitments	0.00%	0.00%	1.62%	0.00%	0.00%	0.32%	0.00%
Effect to adjust for pension plan termination expense, net of tax	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.05%
Effect to adjust for FHLB prepayment penalty, net of tax	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Effect to adjust for merger & branch consol./acq expenses, net of tax	0.18%	0.18%	0.55%	0.09%	0.03%	0.23%	0.02%
Adjusted return on average assets (non-GAAP)	1.08%	1.18%	0.68%	0.69%	1.26%	0.98%	1.27%

Adjusted Return of Average Equity (3)
Return on average equity (GAAP)	7.45%	8.31%	-11.78%	4.15%	8.26%	3.35%	7.89%
Effect to adjust for securities gains	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	-0.09%
Effect to adjust for swap termination expense	2.74%					0.88%
Effect to adjust for benefit for income taxes - carryback tax loss	-2.72%					-0.87%
Effect to adjust for PCL - NonPCD loans & unfunded commitments	0.00%	0.00%	12.79%	0.00%	0.00%	2.56%	0.00%
Effect to adjust for pension plan termination expense, net of tax	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.32%
Effect to adjust for FHLB prepayment penalty, net of tax	0.00%	0.00%	0.02%	0.00%	0.00%	0.01%	0.01%
Effect to adjust for merger & branch consol./acq expenses, net of tax	1.41%	1.52%	4.33%	0.60%	0.21%	1.88%	0.15%
Adjusted return on average equity (non-GAAP)	8.88%	9.83%	5.36%	4.75%	8.47%	7.81%	8.28%

Adjusted Return on Average Common Tangible Equity (3) (5)
Return on average common equity (GAAP)	7.45%	8.31%	-11.78%	4.15%	8.26%	3.35%	7.89%
Effect to adjust for securities gains	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	-0.09%
Effect to adjust for swap termination expense	2.74%					3.51%
Effect to adjust for benefit for income taxes - carryback tax loss	-2.72%					-0.87%
Effect to adjust for PCL - NonPCD loans & unfunded commitments	0.00%	0.00%	12.79%	0.00%	0.00%	2.56%	0.00%
Effect to adjust for pension plan termination expense, net of tax	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.32%
Effect to adjust for FHLB prepayment penalty, net of tax	0.00%	0.00%	0.02%	0.00%	0.00%	0.01%	0.00%
Effect to adjust for merger & branch consol./acq expenses, net of tax	1.40%	1.52%	4.32%	0.60%	0.21%	1.90%	0.16%
Effect to adjust for intangible assets	6.48%	7.31%	4.88%	4.70%	7.70%	3.68%	7.54%
Adjusted return on average common tangible equity (non-GAAP)	15.35%	17.14%	10.23%	9.45%	16.17%	14.14%	15.82%

Adjusted efficiency ratio (5)
Efficiency ratio	76.26%	61.39%	80.52%	62.11%	61.64%
Effect to adjust one-time related costs and benefits	-16.07%	-5.61%	-18.61%	-2.39%	-0.91%
Adjusted efficiency ratio	60.19%	55.78%	61.91%	59.72%	60.73%

Tangible Book Value Per Common Share (5)
Book value per common share (GAAP)	$65.49	$64.34	$63.35	$69.40	$70.32
Effect to adjust for intangible assets	(24.33)	(24.51)	(25.02)	(31.39)	(31.19)
Tangible book value per common share (non-GAAP)	$41.16	$39.83	$38.33	$38.01	$39.13

Tangible Equity-to-Tangible Assets (5)
Equity-to-assets (GAAP)	12.30%	12.07%	11.91%	13.95%	14.90%
Effect to adjust for intangible assets	-4.20%	-4.24%	-4.35%	-5.80%	-6.02%
Tangible equity-to-tangible assets (non-GAAP)	8.10%	7.83%	7.56%	8.15%	8.88%

Footnotes to tables:

(1)	Loan data excludes mortgage loans held for sale.
(2)	The dividend payout ratio is calculated by dividing total dividends paid during the period by the total net income for the same period.
(3)	Adjusted earnings, adjusted return on average assets, and adjusted return on average equity are non-GAAP measures and exclude the after-tax effect of gains on acquisitions, gains or losses on sales of securities, income tax benefit related to the carryback of tax losses under the CARES Act, swap termination expense, and merger and branch consolidation related expense. Management believes that non-GAAP adjusted measures provide additional useful information that allows readers to evaluate the ongoing performance of the company. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP. Adjusted earnings and the related adjusted return measures (non-GAAP) exclude the following from net income (GAAP) on an after-tax basis: (a) pre-tax merger and branch consolidation related expense of $19.8 million, $21.7 million, $40.3 million, $4.1 million, and $1.5 million, for the quarters ended December 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019, respectively; (b) securities (losses) gains, net of $35,000, $15,000, and $24,000, for the quarters ended December 31, 2020, September 30, 2020, and December 31, 2019, respectively; (c) FHLB prepayment penalty of $56,000 and $199,000 for the quarters ended December 31, 2020 and June 30, 2020; (d) swap termination expense for the quarter ended December 31, 2020, of $38.8 million; and (e) $31.5 million of tax carryback losses under the CARES Act for the quarter ended December 31, 2020.
(4)	December 31, 2020 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C; all other periods are presented as filed.
(5)	The tangible measures are non-GAAP measures and exclude the effect of period end or average balance of intangible assets. The tangible returns on equity and common equity measures also add back the after-tax amortization of intangibles to GAAP basis net income. Management believes that these non-GAAP tangible measures provide additional useful information, particularly since these measures are widely used by industry analysts for companies with prior merger and acquisition activities. Non-GAAP measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the company’s results or financial condition as reported under GAAP. The sections titled "Reconciliation of Non-GAAP to GAAP" provide tables that reconcile non-GAAP measures to GAAP.
(6)	Includes loan accretion (interest) income related to the discount on acquired loans of $12.7 million, $22.4 million, $10.1 million $10.9 million, and $7.4 million, respectively, during the five quarters above.
(7)	Adjusted efficiency ratio is calculated by taking the noninterest expense excluding swap termination expense, branch consolidation cost and merger cost, pension plan termination and the FHLB prepayment penalty divided by net interest income and noninterest income excluding securities gains (losses).

Cautionary Statement Regarding Forward Looking Statements

Statements included in this communication, which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on, among other things, management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and SouthState. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. SouthState cautions readers that forward-looking statements are subject to certain risks, uncertainties and assumptions that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following: (1) economic downturn risk, potentially resulting in deterioration in the credit markets, greater than expected noninterest expenses, excessive loan losses and other negative consequences, which risks could be exacerbated by potential negative economic developments resulting from the Covid19 pandemic, or from federal spending cuts and/or one or more federal budget-related impasses or actions; (2) interest rate risk primarily resulting from the low interest rate environment and historically low yield curve primarily due to government programs in place under the CARES Act and otherwise in response to the Covid19 pandemic, and their impact on the Bank’s earnings, including from the correspondent and mortgage divisions, housing demand, the market value of the bank’s loan and securities portfolios, and the market value of SouthState’s equity; (3)  risks related to the merger and integration of SouthState and CSFL including, among others, (i) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer than anticipated to be realized, (ii) the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses, (iii) the amount of the costs, fees, expenses and charges related to the merger, (iv) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the merger, (4) the impact of increasing digitization of the banking industry and movement of customers to on-line platforms, and the possible impact on the Bank’s results of operations, customer base, expenses, suppliers and operations, (5) controls and procedures risk, including the potential failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures; (6) potential deterioration in real estate values; (7) the impact of competition with other financial institutions, including pricing pressures (including those resulting from the CARES Act) and the resulting impact, including as a result of compression to net interest margin; (8) credit risks associated with an obligor’s failure to meet the terms of any contract with the bank or otherwise fail to perform as agreed under the terms of any loan-related document; (9) liquidity risk affecting the Bank’s ability to meet its obligations when they come due; (10) risks associated with an anticipated increase in SouthState’s investment securities portfolio, including risks associated with acquiring and holding investment securities or potentially determining that the amount of investment securities SouthState desires to acquire are not available on terms acceptable to SouthState; (11) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (12) transaction risk arising from problems with service or product delivery; (13) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (14) regulatory change risk resulting from new laws, rules, regulations, accounting principles, proscribed practices or ethical standards, including, without limitation, the possibility that regulatory agencies may require higher levels of capital above the current regulatory-mandated minimums and including the impact of the recently enacted CARES Act, the Consumer Financial Protection Bureau rules and regulations, and the possibility of changes in accounting standards, policies, principles and practices, including changes in accounting principles relating to loan loss recognition (CECL); (15) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (16) reputation risk that adversely affects earnings or capital arising from negative public opinion; (17) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (18) cybersecurity risk related to the dependence of SouthState on internal computer systems and the technology of outside service providers, as well as the potential impacts of internal or external security breaches, which may subject the company to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events; (19) greater than expected noninterest expenses; ; (20) excessive loan losses; ((21) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the CSFL integration, and potential difficulties in maintaining relationships with key personnel; (22) the risks of fluctuations in market prices for SouthState common stock that may or may not reflect economic condition or performance of SouthState; (23) the payment of dividends on SouthState common stock, which is subject to legal and regulatory limitations as well as the discretion of the board of directors of SouthState, SouthState’s performance and other factors; (24) ownership dilution risk associated with potential acquisitions in which SouthState’s stock may be issued as consideration for an acquired company; (25) ;operational, technological, cultural, regulatory, legal, credit and other risks associated with the exploration, consummation and integration of potential future acquisition, whether involving stock or cash consideration; (26) major catastrophes such as hurricanes, tornados, earthquakes, floods or other natural or human disasters, including infectious disease outbreaks, including the ongoing COVID-19 pandemic, and the related disruption to local, regional and global economic activity and financial markets, and the impact that any of the foregoing may have on SouthState and its customers and other constituencies; and (27) other factors that may affect future results of SouthState and CenterState, as disclosed in SouthState’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and CenterState’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed by SouthState or CenterState, as applicable, with the U.S. Securities and Exchange Commission (“SEC”) and available on the SEC’s website at http://www.sec.gov, any of which could cause actual results to differ materially from future results expressed, implied or otherwise anticipated by such forward-looking statements.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. SouthState does not undertake any obligation to update or otherwise revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.